Exhibit 10.33
AMENDMENT NO. 7
TO THE
AMENDED AND RESTATED
BEARINGPOINT, INC. 401(k) PLAN
     WHEREAS, BearingPoint, Inc. (the “Company”) maintains the Amended and Restated BearingPoint, Inc. 401(k) Plan (the “Plan”);
     WHEREAS, pursuant to Section 12.1 of the Plan, the Company appointed a Committee as the administrator of the Plan (“Committee”);
     WHEREAS, pursuant to its authority under Section 16.1 of the Plan, the Committee acted on June 14, 2007, to amend the Plan, effective as of the date stated below, to permit non-spouse beneficiaries to make direct rollovers from the Plan as permitted under the Pension Protection Act of 2006; and
     WHEREAS, pursuant to its authority under Section 16.1 of the Plan, the Committee acted on June 14, 2007, to amend the Plan, effective as of the date stated below, to provide that the interest rate charged on Plan loans will be a commercially reasonable interest rate determined by the Committee and to clarify that the reasonable expenses incurred in administering the Plan and the Trust and in the investment and custody of the assets of the Plan and the Trust may be paid from the Trust.
     NOW, THEREFORE, to implement the Committee’s and the Chief People Officer’s action, the Plan is hereby amended as of the effective dates below in the following respects:
     1. Effective May 1, 2007, Section 9.2(b)(4) is amended in its entirety to read as follows:
     “Each loan shall bear a commercially reasonable interest rate, as determined by the Committee, which shall be a fixed rate commensurate with the interest rate then being charged by persons and lending institutions in the business of lending money in the area for loans made under similar circumstances and which are regulated by and adhere to industry lending laws and standards.”
     2. Effective for distributions made on or after May 1, 2007, Section 9.3(a)(3)(a)(ii) is amended by adding the following language to the end thereof:
“provided, however, that, effective for distributions made on or after May 1, 2007, in the case of a designated Beneficiary (within the meaning of section 401(a)(9)(E) of the Code) who is a person or trust other than the Participant’s spouse, the Beneficiary may elect to have all or part of the distribution made in a direct trustee-to-trustee transfer to an individual retirement plan described in section 408(a) or (b) of the Code (an “IRA”) if the following requirements are satisfied:

     (A) The IRA is established for the purpose of receiving the distribution on behalf of such designated Beneficiary in a manner that identifies the IRA as an IRA with respect to the deceased Participant and also identifies the designated Beneficiary.
     (B) The IRA will be treated as an inherited IRA pursuant to the provisions of section 402(c)(11) of the Code.
     (C) The amount distributed in a trustee-to-trustee transfer to an IRA satisfies the requirements for an eligible rollover distribution as set forth in Section 9.5 other than the requirement that the designated Beneficiary satisfies the definition of “distributee” in Section 9.5(b)(iii).
     (D) Such direct trustee-to-trustee transfer to an IRA is an eligible rollover distribution only for purposes of section 402(c)(11) of the Code.”
     3. Effective May 1, 2007, Section 14.1 is amended in its entirety to read as follows:
“Section 14.1. Expenses. Unless paid by the Employer, all reasonable costs and expenses incurred in administering the Plan and the Trust and in the investment and custody of assets of the Plan and the Trust, including the expenses of the Committee, the fees of counsel and any agents for the Committee, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses shall be paid by the Trust, except where required by law or regulation to be paid by the Employer.”
     IN WITNESS WHEREOF, this amendment has been executed on behalf of the Corporation by the undersigned duly authorized officer of the Corporation.

BEARINGPOINT, INC.
Date: June 20, 2007	By:	/s/ Sean Huurman

Its: Managing Director, Global Human Resources

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